CONFIRMING STATEMENT

This Statement confirms that the undersigned has authorized and designated the Chief Executive Officer, the Chief Financial Officer

or the Chief Operating Officer of Galectin Therapeutics Inc (the

"Company") to execute and file on the undersigned's behalf all Forms 3

4 and 5 (including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of the Company. The authority of the Chief Executive Officer, the Chief

Financial Officer or the Chief Operating Officer of the Company under this Statement shall continue until the undersigned is no longer required to file Forms 3 4 and 5 with regard to the undersigned's ownership of or transactions in the securities of the Company unless earlier revoked in writing The undersigned acknowledges that the

Chief Executive Officer, the Chief Financial Officer or the Chief

Operating Officer of the Company is not assuming any of the

undersigned's responsibilities to comply with Section 16 of the

Securities Exchange Act of 1934.

Dated as of September 23 2014  /s/ Gilbert S. Omenn

 Signature

 Gilbert S. Omenn

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